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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-57891) of Crescent Operating, Inc. and in the related Prospectus of our reports (a) dated March 29, 1999, with respect to the consolidated financial statements of Crescent Operating, Inc. and (b) dated March 2, 1998, with respect to the combined financial statements of Carter-Crowley Asset Group, both of which are included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                  Ernst & Young LLP


Dallas, Texas
March 29, 1999